First Citizens BancShares, Inc. Third Quarter 2024 Earnings Conference Call October 24, 2024

2 Agenda Pages Section I – Third Quarter Overview & Strategic Priorities 5 – 7 Section II – Third Quarter 2024 Financial Results 8 – 26 Financial Highlights 9 – 10 Earnings Highlights 11 Net interest income, margin and betas 12 – 14 Noninterest income and expense 15 – 16 Balance Sheet Highlights 17 Loans and Leases 18 – 19 Deposits and Funding Mix 20 – 22 Credit Quality Trends and Allowance 23 – 24 Capital & Share Repurchase Plan Update 25 – 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 45 Section V – Non-GAAP Reconciliations 46 – 53

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political (including the upcoming U.S. election), geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent interest rate cuts and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the FDIC-assisted acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. (“SVB acquisition”) and the previously completed transaction with CIT Group Inc., or any future transactions. BancShares’ share repurchase program allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the share repurchase program to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted”, are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. BancShares modified its reportable segments during the first quarter of 2024. The Private Banking and Wealth Management components of the SVB segment were integrated into the General Bank segment. The SVB segment was renamed the SVB Commercial segment since it is comprised of the commercial business lines from the SVB acquisition, including Global Fund Banking and Technology and Healthcare Banking. The Direct Bank was previously allocated to the General Bank segment, but is now included in Corporate. Segment disclosures for 2023 periods included in this investor presentation were recast to reflect the segment reporting changes summarized above. Additionally, BancShares modified its loan disclosures by class in the first quarter of 2024. Loans were previously aggregated into Commercial, Consumer, and SVB portfolios, each of which consisted of several loan classes. Loans classes including the private bank, CRE, and other loan classes previously mapped to the SVB portfolio were mapped to the applicable loan classes within the Commercial and Consumer portfolios. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices Under review by external legal counsel

4 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income Bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FX – Foreign Exchange GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits ID – Investor Dependent LFI – Large Financial Institution MSA – Metropolitan Statistical Area NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans PAA – Purchase Accounting Accretion or Amortization PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Tangible Common Stockholders’ Equity SLA – Shared Loss Agreement with the FDIC TBV – Tangible Book Value VC – Venture Capital YTD – Year-to-date 3Q24 Additions PAA - Purchase Accounting Accretion LFI – Large Financial Institution VC – Venture Capital TBV – Tangible Book Value 3Q24 Removals AI – Artificial Intelligence FFR – Federal Funds Rate FY – Full Year GFB – Global Fund Banking OBS – Off Balance Sheet Client Funds PCD – Purchased Credit Deteriorated Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate LTD – Long Term Debt RWA – Risk Weighted Assets ACH – Automated clearing house CECL – Current Expected Credit Losses ETF – Exchange-Traded Fund FFR – Federal Funds Rate IPO – Initial Public Offering LP – Limited Partner VC – Venture Capital To be updated in a subsequent draft as information becomes more concrete

Third Quarter Overview & Strategic Priorities Section I

6 Third Quarter 2024 Snapshot Key Highlights: ■ Repurchased $700 million in Class A common shares (2.61% of Class A common) during 3Q24. ■ While loans declined during the quarter due to higher repayments and lower draw activity in Global Fund Banking, we experienced solid growth in the General and Commercial Banks. ■ Achieved deposit growth in the General Bank, concentrated in the Branch Network. ■ NIM remained resilient despite headwinds from declining PAA. ■ While the net charge-off ratio increased slightly over the linked quarter, asset quality remained solid. ■ Capital and liquidity positions remained strong with the CET1 ratio ending the quarter at 13.24%. ■ Continue to support associates and clients impacted by Hurricanes Helene and Milton. Financial Results: Adjusted EPS (1) $45.87 Adjusted ROE / ROA (1) 11.94% / 1.22% NIM 3.53% Adjusted Efficiency Ratio (1) 54.15% Loan / Deposit Growth (2) (1.8)% / 1.3% CET1 Ratio (3) 13.24% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are annualized using end of period balances. (3) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings.

7 2024 Strategic Priorities First Citizens Strategic Priorities Risk Management • Maximize growth opportunities in our core lines of business and optimize funding by growing core deposits. • Deliver specialized business solutions across all business lines and channels. • Remain a key partner to the innovation economy. • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. • Continue to build a leading culture based on behaviors that demonstrate our shared values, regardless of the legacy organization. • Execute on SVB integration to optimize revenue and deliver integration synergies, while retaining and growing client base. • Remain focused on balance sheet management to optimize our long- term liquidity position through core deposit growth. • Support regulatory readiness and successfully implement enhanced regulatory requirements. • Continue to enhance program to support compliance and position the bank for future growth. Client-Focused Business Model Talent & Culture Operational Efficiency Regulatory Readiness

Third Quarter 2024 Financial Results Section II

9 3Q24 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Continued to maintain strong CET1 ratio while returning capital to stockholders through our share repurchase plan. 1 Deposits grew at an annualized rate of 1.3% over the linked quarter due to growth in the General Bank segment. SVB Commercial deposits remained stable despite muted investment activity. 7 Loans contracted during the quarter driven by lower draw activity and higher repayments in the Global Fund Banking business, outpacing strong growth in the General and Commercial Banks. 6 While NII and NIM declined during the quarter as anticipated, NII was in line with our guidance and NIM remained resilient. 2 Expense growth was concentrated in areas which support the build out of our risk management capabilities to meet current and future LFI requirements. 3 Achieved the lower end of our cost savings goal from the SVB acquisition. 4 Credit quality remained stable, with no emerging problems outside of pressure points previously disclosed. 5

10 3Q24 2Q24 3Q23 EPS $ 43.42 $ 45.87 $ 47.54 $ 50.87 $ 50.67 $ 55.92 ROE 11.30% 11.94% 13.13% 14.05% 15.20% 16.77 % ROTCE (non-GAAP) 11.63 12.29 13.53 14.48 15.76 17.39 ROA 1.15 1.22 1.30 1.39 1.41 1.55 PPNR ROA (non-GAAP) 1.79 1.88 1.97 2.08 2.23 2.48 NIM 3.53 3.53 3.64 3.64 4.07 4.07 NIM, ex PAA (non-GAAP) 3.33 3.33 3.36 3.36 3.52 3.52 Net charge-off ratio 0.42 0.42 0.38 0.38 0.53 0.53 Efficiency ratio 59.49 54.15 56.36 50.77 54.34 46.04 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

11

Quarterly Earnings Highlights

($ in millions)

Reported	3Q24	2Q24	3Q23	3Q24 vs. 2Q24 $	3Q24 vs. 2Q24 %	3Q24 vs. 3Q23 $	3Q24 vs. 3Q23 %
				Increase (decrease)			
Net interest income	$ 1,796	$ 1,821	$ 1,990	$ (25)	(1.3)%	$ (194)	(9.7)%
Noninterest income	650	639	615	11	1.8	35	5.7
Net revenue	**2,446**	**2,460**	**2,605**	(14)	(0.6)	(159)	(6.1)
Noninterest expense	1,456	1,386	1,416	70	5.0	40	2.9
Pre-provision net revenue (1)	**990**	**1,074**	**1,189**	(84)	(7.7)	(199)	(16.7)
Provision for credit losses	117	95	192	22	24.1	(75)	(38.8)
Income before income taxes	**873**	**979**	**997**	(106)	(10.7)	(124)	(12.4)
Income taxes	234	272	245	(38)	(14.0)	(11)	(4.6)
Net income	**639**	**707**	**752**	(68)	(9.5)	(113)	(14.9)
Preferred stock dividends	15	16	15	(1)	(1.6)	—	0.8
Net income available to common stockholders	**$ 624**	**$ 691**	**$ 737**	$ (67)	(9.7)%	$ (113)	(15.3)%

Adjustments for notable items	3Q24	2Q24	3Q23
Noninterest income	$ (176)	$ (160)	$ (147)
Noninterest expense	(227)	(218)	(284)
Provision for credit losses	—	—	3
Income taxes	15	10	58

Adjusted (Non-GAAP) (1)	3Q24	2Q24	3Q23	3Q24 vs. 2Q24 $	3Q24 vs. 2Q24 %	3Q24 vs. 3Q23 $	3Q24 vs. 3Q23 %
				Increase (decrease)			
Net interest income	$ 1,796	$ 1,821	$ 1,990	$ (25)	(1.3)%	$ (194)	(9.7)%
Noninterest income	474	479	468	(5)	(1.0)	6	1.3
Net revenue	**2,270**	**2,300**	**2,458**	(30)	(1.3)	(188)	(7.6)
Noninterest expense	1,229	1,168	1,132	61	5.3	97	8.7
Pre-provision net revenue (1)	**1,041**	**1,132**	**1,326**	(91)	(8.0)	(285)	(21.5)
Provision for credit losses	117	95	195	22	24.1	(78)	(39.6)
Income before income taxes	**924**	**1,037**	**1,131**	(113)	(11.0)	(207)	(18.4)
Income taxes	249	282	303	(33)	(11.9)	(54)	(17.9)
Net income	**675**	**755**	**828**	(80)	(10.6)	(153)	(18.5)
Preferred stock dividends	15	16	15	(1)	(1.6)	—	0.8
Net income available to common stockholders	**$ 660**	**$ 739**	**$ 813**	$ (79)	(10.8)%	$ (153)	(18.9)%

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

12 $1,721 $1,717 $1,658 $1,681 $1,695 3.52% 3.47% 3.35% 3.36% 3.33% NII, ex PAA (Non-GAAP) NIM, ex PAA (Non-GAAP) 3Q23 4Q23 1Q24 2Q24 3Q24 $1,990 $1,911 $1,817 $1,821 $1,796 4.07% 3.86% 3.67% 3.64% 3.53% NII NIM 3Q23 4Q23 1Q24 2Q24 3Q24 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $(25) million & (-11 bps) Net interest income and margin ($ in millions) $14 million & (-3 bps) 3Q24 vs 2Q24 Net interest income declined by $25 million due to a $33 million increase in interest expense, partially offset by an $8 million increase in interest income. The significant components of the changes follow: • $39 million decrease in accretion income, • $29 million increase in interest expense on deposits primarily due to a higher average balance, and • $28 million decrease in interest income on overnight investments due to a lower average balance as we continued to shift balances from cash into short-duration investment securities and a lower yield; partially offset by • $28 million increase in interest income on investment securities due to a higher average balance and yield, and • $46 million increase in interest income on loans due to higher average balances (ex loan accretion income). NIM contracted by 11 basis points from 3.64% to 3.53%. NIM, ex PAA contracted by 3 basis points from 3.36% to 3.33%. See the following page for a rollforward of NIM between 2Q24 and 3Q24. 3Q24 vs 3Q23 Net interest income declined by $194 million due to a $222 million increase in interest expense, partially offset by a $28 million increase in interest income. The significant components of the changes follow: • $235 million increase in interest expense on deposits due to a higher average balance and a higher rate paid, • $167 million decrease in accretion income, and • $154 million decrease in interest income on overnight investments due to the same reasons noted in the linked quarter explanation; partially offset by • $178 million increase in interest income on investment securities due to the same reasons noted in the linked quarter explanation, • $172 million increase in interest income on loans due to a higher average balance and yield (ex loan accretion income), and • $13 million decrease in interest expense on borrowings. NIM contracted 54 basis points from 4.07% to 3.53%. NIM, ex PAA contracted by 19 basis points from 3.52% to 3.33%. See the following page for a rollforward of NIM between 3Q23 and 3Q24. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (1) (1)

13 4.07% 0.16% 0.15% 0.04% 0.01% (0.35)% (0.29)% (0.15)% (0.11)% 3.53% 3Q23 Loan yield Investment yield Debt volume Debt rate PAA Deposit rate Earning asset mix Deposit volume 3Q24 3Q23 to 3Q24 (-54 bps) NIM Rollforward 3.64% 0.03% 0.02% (0.08)% (0.06)% (0.02)% 3.53% 2Q24 Investment volume Loan volume PAA FFS volume Deposit volume 3Q24 2Q24 to 3Q24 (-11 bps) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. NIM rollforward has not been finalized. Will be provided in the next draft

14

Historical and Forecasted Cumulative Deposit Beta


Up Cycle
Down Cycle
Terminal beta
1Q23: 23% 31%
2Q23: 30% 46%
3Q23: 37% 53%
4Q23: 42% 58%
1Q24: 45% 61%
2Q24: 46% 63%
3Q24 - Jul/Aug: 47% 64%
3Q24 - Sep: 12% 16%
4Q24: 23% 33%
Actual cumulative beta
Actual cumulative beta IBD
Forecast cumulative beta
Forecast cumulative beta IBD

Total Deposits


3Q23: 57% 43%
4Q23: 57% 43%
1Q24: 59% 41%
2Q24: 57% 43%
3Q24: 57% 43%
Mid/higher beta categories
Lower beta categories

Highlights

- Our total cumulative deposit beta peaked in August prior to the September rate cuts. We are forecasting our cumulative down cycle beta to increase in the fourth quarter as the full effect of the initial rate cut pulls through. Longer term, we expect betas on the way down to be similar to our cumulative up cycle betas.
- The composition of our deposit portfolio will provide a cost advantage as rates continue to decline.
- **Mid/higher beta categories:**
  - > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts.
  - 20 to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts.
- **Lower beta categories:**
  - 0 to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts.

First Citizens BancShares

15 $615 $543 $627 $639 $650 $468 $455 $478 $479 $474 $135 $171 $149 $160 $176 $12 $(83) 3Q23 4Q23 1Q24 2Q24 3Q24 $295 $176 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 3Q24 vs 2Q24 Noninterest income increased by $11 million. Adjusted noninterest income (1) decreased by $5 million. Significant components included: • $18 million decrease in other noninterest income primarily due to fair value changes in customer derivative positions and other non-marketable investments; partially offset by • $4 million increase in fee income and other service charges primarily due to higher capital market fees, • $3 million increase in adjusted rental income on operating lease equipment due to continued strong utilization and an increase in the number of railcars, and • $6 million net increase spread among various noninterest income line items. Notable items totaled $176 million compared to $160 million in the linked quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 3Q24 vs 3Q23 Noninterest income increased by $35 million. Adjusted noninterest income (1) increased by $6 million. Significant components included: • $10 million increase in fee income and other service charges primarily due to the same reason noted in the linked quarter explanation, • $5 million increase in wealth management income due to higher trust assets under management, and • $5 million net increase spread among various noninterest income line items; partially offset by • $14 million decrease in other noninterest income primarily due to the same reason noted in the linked quarter explanation. Notable items totaled $176 million compared to $147 million in the prior year quarter. Refer to Section V of this presentation for notable item details. Adjusted (Non-GAAP) (1) Notable items (2) Gain on acquisition $147 - total notable items $176 - total notable items $474 - total adjusted (Non-GAAP) (1) $88 - total notable items (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Excludes gain on acquisition as it is broken out separately. $147 - total notable items

16 3Q24 vs 3Q23 Noninterest expense increased by $40 million. Adjusted noninterest expense (1) increased by $97 million. Significant components included: • $61 million increase in salaries and benefits primarily due to net staff additions and temporary labor costs associated with technology projects, • $30 million increase in professional fees due to the same reason noted in the linked quarter explanation, and • $11 million increase in equipment expense; partially offset by • $5 million decrease in FDIC insurance expense, and • $3 million decrease in net occupancy expense. Notable items totaled $227 million compared to $284 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) increased from 46.04% to 54.15%. 3Q24 vs 2Q24 Noninterest expense increased by $70 million. Adjusted noninterest expense (1) increased by $61 million. Significant components included: • $43 million increase in salaries and benefits primarily due to an additional working day in the quarter, net staff additions, increases in incentive accruals and temporary labor associated with technology projects, and • $19 million increase in professional fees primarily due to project expenses related to the continued build out of LFI regulatory capabilities; partially offset by • $6 million decrease in other noninterest expense spread among various accounts. Notable items totaled $227 million compared to $218 million in the linked quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) increased from 50.77% to 54.15%. Notable items $1,416 $1,492 $1,376 $1,386 $1,456 $1,132 $1,135 $1,154 $1,168 $1,229 $284 $357 $222 $218 $227 3Q23 4Q23 1Q24 2Q24 3Q24 YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Highlights

17

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	3Q24	2Q24	3Q23	Increase (decrease) 3Q24 vs 2Q24 (1) $	3Q24 vs 2Q24 (1) %	3Q24 vs 3Q23 (1) $	3Q24 vs 3Q23 (1) %
Interest-earning deposits at banks	$ 25,640	$ 25,361	$ 36,704	$ 279	4.4 %	$ (11,064)	(30.1)%
Investment securities	38,663	37,666	26,818	997	10.5	11,845	44.2
Loans and leases	138,695	139,341	133,202	(646)	(1.8)	5,493	4.1
Operating lease equipment, net (2)	9,186	8,945	8,661	241	10.7	525	6.1
Deposits	151,574	151,079	146,233	495	1.3	5,341	3.7
Noninterest-bearing deposits	39,396	40,016	43,141	(620)	(6.2)	(3,745)	(8.7)
Borrowings	37,161	37,458	37,712	(297)	(3.2)	(551)	(1.5)
Tangible common stockholders' equity (non-GAAP) (3)	21,336	20,980	18,833	356	6.8	2,503	13.3
Common stockholders' equity	21,947	21,606	19,508	341	6.3	2,439	12.5
Total stockholders' equity	22,828	22,487	20,389	341	6.0	2,439	12.0

KEY METRICS	3Q24	2Q24	3Q23	Increase (decrease) 3Q24 vs 2Q24	Increase (decrease) 3Q24 vs 3Q23
CET1 capital ratio	13.24 %	13.33 %	13.24 %	(0.09)%	— %
Book value per common share	$ 1,547.81	$ 1,487.00	$ 1,343.52	$ 60.81	$ 204.29
Tangible book value per common share (non-GAAP) (3)	1,504.75	1,443.92	1,297.00	60.83	207.75
Tangible capital to tangible assets (non-GAAP) (3)	9.70 %	9.57 %	8.84 %	0.13 %	0.86 %
Loan to deposit ratio	91.50	92.23	91.09	(0.73)	0.41
ALLL to total loans and leases	1.21	1.22	1.26	(0.01)	(0.05)
Noninterest-bearing deposits to total deposits	25.99	26.49	29.50	(0.50)	(3.51)
Total liquid assets (available cash + HQLS)	$ 58,359	$ 56,907	$ 57,019	$ 1,452	$ 1,340
Total liquidity (liquid assets & contingent sources) (4)	88,001	88,552	95,042	(551)	(7,041)
Total liquidity / uninsured deposits (4)	150 %	155 %	170 %	(5.00)%	(20.00)%

First Citizens BancShares

(1) Percent change is annualized (where applicable) and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $8.4 billion of rail assets.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(4) Total liquidity for 3Q24, 2Q24 and 3Q23 includes immediately available capacity under the FDIC line of credit as of each period end. For more information, refer to slide 37.

18

Loans and Leases

($ in millions, period end balances)


$133,202
$41,906
$30,261
$61,035
7.30%
$133,302
$39,511
$30,959
$62,832
7.21%
$135,370
$39,846
$31,792
$63,732
7.15%
$139,341
$41,968
$32,178
$65,195
7.15%
$138,695
$39,852
$32,751
$66,092
7.03%
3Q23
4Q23
1Q24
2Q24
3Q24
General Bank
Yield on loans
Commercial Bank[(1)]
SVB Commercial

Highlights

3Q24 vs 2Q24

- Total loans decreased $646 million or by 0.5% sequentially, driven by a $2.1 billion decline in SVB Commercial, partially offset by growth of $897 and $573 million in the General Bank and Commercial Bank, respectively.
- The decrease in the SVB Commercial segment was driven primarily by declines in Global Fund Banking as repayment levels outpaced loan origination and draw activity on lines of credit.
- General Bank growth was driven primarily by business and commercial loans, while growth in the Commercial Bank was concentrated in several of our Industry Verticals, including Tech Media and Telecom and Healthcare.

3Q24 vs 3Q23

- Total loans increased $5.5 billion or by 4.1%. The increase in loans was driven by a $5.1 billion (8.3%) increase in the General Bank and a $2.5 billion (8.2%) increase in the Commercial Bank, partially offset by a $2.1 billion (4.9%) decrease in the SVB Commercial segment primarily driven by lower loans in the Tech and Healthcare business.
- Loan growth in the General Bank was due primarily to business and commercial loans. Loan growth in the Commercial Bank was primarily concentrated in Industry Verticals, Real Estate Finance and Equipment Finance.

First Citizens BancShares

(1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

19 12% 4% 4% 2% 1% 25% 7% 6% 10% 29% Commercial Finance ($16.4) Real Estate Finance ($6.2) Equipment Finance ($5.8) Commercial Services - Factoring ($2.7) Middle Market Banking ($1.6) Branch Network ($34.4) Mortgage ($10.0) Wealth ($8.1) Other ($13.6) SVB Commercial ($39.9) 27% 24%20% 18% 9% 2% Commercial mortgage ($37.4) Commercial and industrial ($32.9) Global Fund Banking ($27.1) 1-4 family residential ($25.7) Innovation lending ($12.8) Other ($2.9) Class Segment 3Q24 Loans and Leases Composition ($ in billions, period end balances) Commercial Bank: General Bank: SVB Commercial: Note – Rail operating lease assets are not included in the loan totals. Totals may not foot due to rounding.

20 $146,233 $145,854 $149,609 $151,079 $151,574 $103,092 $106,055 $110,333 $111,063 $112,178 $43,141 $39,799 $39,276 $40,016 $39,396 3Q23 4Q23 1Q24 2Q24 3Q24 2.61% 2.53% 2.35% 2.12% 2.64% Highlights Interest-bearing Noninterest-bearing Cost of deposits Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 3Q24 vs. 2Q24 • Total deposits increased $495 million or by 0.3% sequentially, driven by a $690 million increase in the General Bank due to growth in the Branch Network and a $54 million increase in SVB Commercial. These increases were partially offset by a $165 million decline in the Direct Bank. 3Q24 vs. 3Q23 • Total deposits grew $5.3 billion (3.7%) driven primarily by growth in the Direct Bank of $3.9 billion and a $3.1 billion increase in the General Bank due to growth in the Branch Network and Wealth. These increases were partially offset by decreases of $616 and $291 million in the Commercial Bank and SVB Commercial segments, respectively.

21 43% 5%2% 23% 26% 1% Branch Network, Wealth & Other ($64.8) Community Association Banking ($7.4) Commercial Bank ($2.8) SVB Commercial ($35.9) Direct Bank ($39.5) Other ($1.2) Commercial Bank: 50% 26% 15% 9% Money market & savings ($74.8) Noninterest-bearing demand ($39.4) Checking with interest ($23.2) Time deposits ($14.1) General Bank: Corporate: Type Segment 3Q24 Deposit Composition (period end balances, $ in billions, except average account size) Insured vs Uninsured 61% 39% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 72.2 $ 35,124 64 % Commercial Bank 2.8 232,366 16 % SVB Commercial 35.9 502,200 28 % Corporate 40.7 56,462 92 % Total $ 151.6 $ 53,015 61 % SVB Commercial: Note – Totals may not foot due to rounding. Insured deposit information by segment remains under review with Treasury

22 3.20% 3.37% 3.49% 3.54% 3.57% 3.02% 3.28% 3.45% 3.54% 3.55% 2.12% 2.35% 2.53% 2.61% 2.64% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 3Q23 4Q23 1Q24 2Q24 3Q24 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 3Q24 2Q24 1Q24 4Q23 3Q23 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Total deposits $ 151,574 80.3% $ 151,079 80.1% $ 149,609 79.9% $ 145,854 79.5% $ 146,233 79.5% $ 495 $ 5,341 Securities sold under customer repurchase agreements 391 0.2 386 0.2 395 0.2 485 0.3 453 0.2 5 (62) Purchase money note 35,803 19.0 35,790 19.0 35,858 19.2 35,846 19.5 35,833 19.5 13 (30) FHLB borrowings — — — — — — — — — — — — Subordinated debt 901 0.5 900 0.5 903 0.5 938 0.5 1,040 0.6 1 (139) Senior unsecured borrowings 59 — 374 0.2 375 0.2 377 0.2 377 0.2 (315) (318) Other borrowings 7 — 8 — 9 — 8 — 9 — (1) (2) Total deposits and borrowed funds $ 188,735 100% $ 188,537 100% $ 187,149 100% $ 183,508 100% $ 183,945 100% $ 198 $ 4,790 Funding Mix ($ in millions) Highlights 3Q24 vs 2Q24 • Funding mix remained stable with approximately 80% of our funding provided by our deposit base. • While the cost of deposits increased by 3 basis points given the delayed impact of the rate cuts, we believe the cost of deposits has peaked. Note – Funding mix percentages may not foot due to rounding.

23 $192 $249 $64 $95 $117 Provision for credit losses 3Q23 4Q23 1Q24 2Q24 3Q24 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $176 $177 $103 $132 $145 0.53% 0.53% 0.31% 0.38% 0.42% NCO $ QTD NCO ratio YTD NCO ratio 3Q23 4Q23 1Q24 2Q24 3Q24 $899 $969 $1,074 $1,141 $1,244 0.68% 0.73% 0.79% 0.82% 0.90% Nonaccrual loans Nonaccrual loans to total loans 3Q23 4Q23 1Q24 2Q24 3Q24 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,673 $1,747 $1,737 $1,700 $1,678 1.26% 1.31% 1.28% 1.22% 1.21% ALLL ALLL ratio 3Q23 4Q23 1Q24 2Q24 3Q24 0.37%0.45% 0.47% 0.31% 0.35% Nonaccrual loan balance and % to total loans numbers are draft pending final SVB Commercial segment data

24 $1,700 $(43) $(9) $(3) $19 $14 $1,678 2Q24 Credit quality Loan volume Portfolio change Economic outlook Specific reserves 3Q24 Highlights 3Q24 vs 2Q24 • ALLL decreased $22 million compared to the linked quarter. • The decrease from the linked quarter was primarily the result of changes in credit quality in our commercial portfolios, partially offset by the estimate related to Hurricane Helene as well as lower loan balances. • These factors were partially offset by changes in the macroeconomic forecast and higher specific reserves. • The ALLL covered annualized quarterly net charge-offs 2.9 times. • The ALLL provided 1.4 times coverage of nonaccrual loans. ALLL Coverage 2.4x 2.5x 4.2x 3.2x 2.9x 1.9x 1.8x 1.6x 1.5x 1.4x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 3Q23 4Q23 1Q24 2Q24 3Q24 2Q24 to 3Q24 Allowance for loan and lease losses ($ in millions) Please do not review - data still being finalized. To be provided in subsequent draft.

25 9.73% 9.83% 10.11% 10.29% 10.20% Tier 1 Leverage ratio 3Q23 4Q23 1Q24 2Q24 3Q24 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share (1) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 December 31, 2023 15.75% 13.94% 13.36% 9.83 % Net income 1.29% 1.29% 1.29% 0.93 % Change in risk-weighted/average assets -0.55% -0.49% -0.47% -0.17 % Shared loss agreement coverage runoff -0.58% -0.52% -0.50% 0.00 % Share repurchases -0.43% -0.43% -0.43% -0.32 % Sub debt phase-out -0.06% 0.00% 0.00% 0.00 % Common dividends -0.04% -0.04% -0.04% -0.03 % Preferred dividends -0.03% -0.03% -0.03% -0.02 % Other 0.01% 0.06% 0.06% -0.02 % September 30, 2024 15.36% 13.78% 13.24% 10.20 % Change since December 31, 2023 -0.39% -0.16% -0.12% 0.37% 13.24% 13.36% 13.44% 13.33% 13.24% 13.83% 13.94% 14.00% 13.87% 13.78% 15.64% 15.75% 15.66% 15.45% 15.36% CET1 Tier 1 Total 3Q23 4Q23 1Q24 2Q24 3Q24 $1,357.77 $145.32 $22.63 ($16.05) ($4.92) $1,504.75 4Q23 Retained earnings AOCI Share repurchases Common dividends 3Q24 Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. 12.51% 13.02% 14.51% 3Q24 Adjusted Risk-based Capital Ratios (excludes impact from the SLA) (1) DRAFT Capital numbers - subject to change

26 Share Repurchase Plan Update In July 2024, we announced a plan to repurchase up to $3.5 billion of Class A common shares. • We have repurchased 3.61% of Class A common shares and 3.36% of total common shares as of October 22, 2024. • 3Q24 included two months of repurchase activity as we commenced the buyback program following board approval in late July. • Despite share repurchase activity, our adjusted CET1 ratio (1) increased slightly from the linked quarter, as strong earnings and slower loan growth offset the impact of repurchases for the quarter. • The average repurchase price to date is $1,983.30 and the estimated TBV earn back is approximately 3 years. Highlights We have completed 28% of the repurchase plan through 10/22/24 Repurchase Summary (through 10/22/24) Period Shares Average Price Total Cost ($ in millions) Repurchase Completed 3Q24 353,058 $ 1,982.62 $ 700.0 20% 10/01/24 to 10/22/24 135,709 1,985.05 269.4 8 Total 488,767 $ 1,983.30 $ 969.4 28% $3,500 $(700) $(269) $2,531 Authorized Repurchased 3Q24 10/01/24 to 10/22/24 Remaining ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

Financial Outlook Section III

28 Metric 3Q24 4Q24 - Projected FY24 - Projected Loans and leases - EOP $138.7 billion $138 billion - $140 billion $138 billion - $140 billion Deposits - EOP $151.6 billion $150 billion - $153 billion $150 billion - $153 billion Interest rates Zero to three 25 bps cuts in 4Q24 Zero to three 25 bps cuts in 4Q24 Net interest income $1.8 billion $1.65 billion - $1.75 billion $7.08 billion - $7.18 billion Net charge-off ratio (annualized where applicable) 42 bps 40 - 50 bps 37 - 40 bps Adjusted noninterest income $474 million (1) $460 million - $480 million $1.89 billion - $1.91 billion Adjusted noninterest expense $1.23 billion (1) $1.21 billion - $1.24 billion $4.76 billion - $4.79 billion Effective tax rate 26.8% 27.0% - 28.0% 27.0% - 28.0% Key Earnings Estimate Assumptions Please do not review. Data to be provided in a subsequent draft. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Appendix Section IV

30

BancShares Balance Sheets (unaudited)

($ in millions)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ASSETS					
Cash and due from banks	$ 862	$ 764	$ 698	$ 908	$ 791
Interest-earning deposits at banks	25,640	25,361	30,792	33,609	36,704
Securities purchased under agreements to resell	455	392	394	473	549
Investment in marketable equity securities	82	78	79	84	75
Investment securities available for sale	28,190	27,053	24,915	19,936	16,661
Investment securities held to maturity	10,391	10,535	10,050	9,979	10,082
Assets held for sale	68	92	86	76	58
Loans and leases	138,695	139,341	135,370	133,302	133,202
Allowance for loan and lease losses	(1,678)	(1,700)	(1,737)	(1,747)	(1,673)
Loans and leases, net of allowance for loan and lease losses	**137,017**	**137,641**	**133,633**	**131,555**	**131,529**
Operating lease equipment, net	9,186	8,945	8,811	8,746	8,661
Premises and equipment, net	1,974	1,938	1,906	1,877	1,768
Goodwill	346	346	346	346	346
Other intangible assets, net	265	280	295	312	329
Other assets	6,091	6,402	5,831	5,857	6,212
Total assets	**$ 220,567**	**$ 219,827**	**$ 217,836**	**$ 213,758**	**$ 213,765**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 39,396	$ 40,016	$ 39,276	$ 39,799	$ 43,141
Interest-bearing	112,178	111,063	110,333	106,055	103,092
Total deposits	**151,574**	**151,079**	**149,609**	**145,854**	**146,233**
Credit balances of factoring clients	1,250	1,175	1,152	1,089	1,282
Short-term borrowings	391	386	395	485	453
Long-term borrowings	36,770	37,072	37,145	37,169	37,259
Total borrowings	37,161	37,458	37,540	37,654	37,712
Other liabilities	7,754	7,628	7,687	7,906	8,149
Total liabilities	**197,739**	**197,340**	**195,988**	**192,503**	**193,376**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	14	15	15	15	15
Additional paid in capital	3,389	4,099	4,099	4,108	4,106
Retained earnings	18,703	18,102	17,435	16,742	16,267
Accumulated other comprehensive loss	(159)	(610)	(582)	(491)	(880)
Total stockholders' equity	**22,828**	**22,487**	**21,848**	**21,255**	**20,389**
Total liabilities and stockholders' equity	**$ 220,567**	**$ 219,827**	**$ 217,836**	**$ 213,758**	**$ 213,765**

First Citizens BancShares

31

BancShares Income Statements (unaudited)

($ in millions)

	3Q24	2Q24	1Q24	4Q23	3Q23
INTEREST INCOME					
Interest and fees on loans	$ 2,430	$ 2,422	$ 2,354	$ 2,391	$ 2,426
Interest on investment securities	358	330	282	241	180
Interest on deposits at banks	350	378	448	485	504
Total interest income	3,138	3,130	3,084	3,117	3,110
INTEREST EXPENSE					
Deposits	1,004	975	928	865	769
Borrowings	338	334	339	341	351
Total interest expense	1,342	1,309	1,267	1,206	1,120
Net interest income	**1,796**	**1,821**	**1,817**	**1,911**	**1,990**
Provision for credit losses	117	95	64	249	192
Net interest income after provision for credit losses	1,679	1,726	1,753	1,662	1,798
NONINTEREST INCOME					
Rental income on operating lease equipment	262	259	255	252	248
Fee income and other service charges	81	77	75	80	71
Client investment fees	55	54	50	51	52
Wealth management services	54	52	51	48	49
International fees	29	30	28	30	30
Service charges on deposit accounts	45	44	44	44	44
Factoring commissions	19	19	17	22	21
Cardholder services, net	42	40	40	36	41
Merchant services, net	12	12	12	12	12
Insurance commissions	14	13	15	14	13
Realized gain (loss) on sale of investment securities, net	4	—	—	—	(12)
Fair value adjustment on marketable equity securities, net	9	(2)	(4)	9	(1)
Gain on sale of leasing equipment, net	5	4	10	2	10
Gain on acquisition	—	—	—	(83)	12
Loss on extinguishment of debt	—	—	(2)	—	—
Other noninterest income	19	37	36	26	25
Total noninterest income	650	639	627	543	615
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	99	98	96	96	95
Maintenance and other operating lease expenses	59	60	45	59	51
Salaries and benefits	788	745	744	714	727
Net occupancy expense	62	58	62	65	65
Equipment expense	128	126	114	114	117
Professional fees	42	24	25	28	12
Third-party processing fees	55	58	60	66	54
FDIC insurance expense	31	33	41	82	36
Marketing expense	20	18	14	24	22
Acquisition-related expenses	46	44	58	116	121
Intangible asset amortization	15	15	17	17	17
Other noninterest expense	111	107	100	111	99
Total noninterest expense	1,456	1,386	1,376	1,492	1,416
Income before income taxes	873	979	1,004	713	997
Income tax expense	234	272	273	199	245
Net income	$ 639	$ 707	$ 731	$ 514	$ 752
Preferred stock dividends	$ 15	$ 16	$ 15	$ 15	$ 15
Net income available to common stockholders	$ 624	$ 691	$ 716	$ 499	$ 737

First Citizens BancShares

32

Noninterest income

($ in millions)

	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 Change vs 2Q24 $	3Q24 Change vs 2Q24 %
Rental income on operating lease equipment	$ 262	$ 259	$ 255	$ 252	$ 248	$ 3	1.3 %
Fee income and other service charges	81	77	75	80	71	4	6.5
Client investment fees	55	54	50	51	52	1	1.2
Wealth management services	54	52	51	48	49	2	4.0
International fees	29	30	28	30	30	(1)	(0.8)
Service charges on deposit accounts	45	44	44	44	44	1	0.2
Factoring commissions	19	19	17	22	21	—	(0.1)
Cardholder services, net	42	40	40	36	41	2	5.1
Merchant services, net	12	12	12	12	12	—	(2.6)
Insurance commissions	14	13	15	14	13	1	0.6
Realized gain (loss) on sale of investment securities, net	4	—	—	—	(12)	4	100.0
Fair value adjustment on marketable equity securities, net	9	(2)	(4)	9	(1)	11	633.7
Gain on sale of leasing equipment, net	5	4	10	2	10	1	42.2
Gain on acquisition	—	—	—	(83)	12	—	—
Loss on extinguishment of debt	—	—	(2)	—	—	—	—
Other noninterest income	19	37	36	26	25	(18)	(47.7)
Total noninterest income - GAAP	**$ 650**	**$ 639**	**$ 627**	**$ 543**	**$ 615**	**$ 11**	**1.8 %**
Depreciation on operating lease equipment	$ (99)	$ (98)	$ (96)	$ (96)	$ (95)	$ (1)	(1.0)%
Maintenance and other operating lease expenses	(59)	(60)	(45)	(59)	(51)	1	1.9
Realized gain (loss) on sale of investment securities, net	(4)	—	—	—	12	(4)	(100.0)
Fair value adjustment on marketable equity securities, net	(9)	2	4	(9)	1	(11)	(633.7)
Gain on sale of leasing equipment, net	(5)	(4)	(10)	(2)	(10)	(1)	(42.2)
Gain on acquisition	—	—	—	83	(12)	—	—
Loss on extinguishment of debt	—	—	2	—	—	—	—
Other noninterest income	—	—	(4)	(5)	8	—	—
Total notable items	**$ (176)**	**$ (160)**	**$ (149)**	**$ (88)**	**$ (147)**	**$ (16)**	**(10.0)%**
Rental income on operating lease equipment	$ 104	$ 101	$ 114	$ 97	$ 102	$ 3	3.5 %
Fee income and other service charges	81	77	75	80	71	4	6.5
Client investment fees	55	54	50	51	52	1	1.2
Wealth management services	54	52	51	48	49	2	4.0
International fees	29	30	28	30	30	(1)	(0.8)
Service charges on deposit accounts	45	44	44	44	44	1	0.2
Factoring commissions	19	19	17	22	21	—	(0.1)
Cardholder services, net	42	40	40	36	41	2	5.1
Merchant services, net	12	12	12	12	12	—	(2.6)
Insurance commissions	14	13	15	14	13	1	0.6
Other noninterest income	19	37	32	21	33	(18)	(47.7)
Total noninterest income - adjusted (Non-GAAP) [(1)]	**$ 474**	**$ 479**	**$ 478**	**$ 455**	**$ 468**	**$ (5)**	**(1.0)%**

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

33

Noninterest expense

($ in millions)

	3Q24	2Q24	1Q24	4Q23	3Q23	3Q24 Change vs 2Q24 $	3Q24 Change vs 2Q24 %
Depreciation on operating lease equipment	$ 99	$ 98	$ 96	$ 96	$ 95	$ 1	1.0 %
Maintenance and other operating lease expenses	59	60	45	59	51	(1)	(1.9)
Salaries and benefits	788	745	744	714	727	43	5.6
Net occupancy expense	62	58	62	65	65	4	7.2
Equipment expense	128	126	114	114	117	2	1.9
Professional fees	42	24	25	28	12	18	75.9
Third-party processing fees	55	58	60	66	54	(3)	(5.7)
FDIC insurance expense	31	33	41	82	36	(2)	(6.4)
Marketing expense	20	18	14	24	22	2	14.9
Acquisition-related expenses	46	44	58	116	121	2	4.7
Intangible asset amortization	15	15	17	17	17	—	(1.9)
Other noninterest expense	111	107	100	111	99	4	4.1
Total noninterest expense - GAAP	**$ 1,456**	**$ 1,386**	**$ 1,376**	**$ 1,492**	**$ 1,416**	**$ 70**	**5.0 %**
Depreciation on operating lease equipment	$ (99)	$ (98)	$ (96)	$ (96)	$ (95)	$ (1)	(1.0)%
Maintenance and other operating lease expenses	(59)	(60)	(45)	(59)	(51)	1	1.9
Professional fees	—	(1)	(3)	(5)	—	1	100.0
FDIC insurance expense	—	(2)	(9)	(64)	—	2	100.0
Acquisition-related expenses	(46)	(44)	(58)	(116)	(121)	(2)	(4.7)
Intangible asset amortization	(15)	(15)	(17)	(17)	(17)	—	1.9
Other noninterest expense	(8)	2	6	—	—	(10)	(500.0)
Total notable items	**$ (227)**	**$ (218)**	**$ (222)**	**$ (357)**	**$ (284)**	**$ (9)**	**(4.1)%**
Salaries and benefits	$ 788	$ 745	$ 744	$ 714	$ 727	$ 43	5.6 %
Net occupancy expense	62	58	62	65	65	4	7.2
Equipment expense	128	126	114	114	117	2	1.9
Professional fees	42	23	22	23	12	19	84.7
Third-party processing fees	55	58	60	66	54	(3)	(5.7)
FDIC insurance expense	31	31	32	18	36	—	—
Marketing expense	20	18	14	24	22	2	14.9
Other noninterest expense	103	109	106	111	99	(6)	(4.6)
Total nontinterest expense - adjusted (Non-GAAP) [(1)]	**$ 1,229**	**$ 1,168**	**$ 1,154**	**$ 1,135**	**$ 1,132**	**$ 61**	**5.3 %**

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

34 Loan Portfolios in Focus ($ in billions, as of September 30, 2024) Total Loans $138.7 Total Loans CRE $22.7 CRE Portfolio Composition Balance % of total loans Multi-Family $ 5.7 4.1 % Medical Office 3.7 2.7 General Office 2.5 1.8 Commercial Bank 0.8 0.6 Other 1.7 1.2 Industrial / Warehouse 3.5 2.6 Retail 2.0 1.4 Hotel/Motel 0.9 0.6 Other 4.4 3.2 Total $ 22.7 16.4 % Innovation Portfolio Composition Balance % of total loans Innovation C&I and cash flow dependent $ 9.2 6.6 % Investor dependent - growth stage 2.4 1.8 Investor dependent - early stage 1.1 0.8 Total $ 12.7 9.2 % Innovation $12.7 Note – The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Totals may not foot due to rounding.

35 $534 $448 $323 $1,231 2024 2025 2026 2027 and beyond General Office CRE Portfolio (as of September 30, 2024) CA 20% NC / SC 20% FL 11% VA 6% AZ 6% MA 5% TX 4% Other 28% Total General Office $2.5 B Geographic Diversification Loan Maturity Schedule ($ in millions) 21% 18% 13% 48% (1) There are approximately $0.8 billion of general office loans in the Commercial Bank which has experienced recent portfolio stress. The ALLL ratio on this portfolio totaled 9.99%. Top 5 MSAs ($ in millions) Los Angeles $ 327 Phoenix $ 143 Boston $ 129 San Francisco $ 113 Charlotte $ 109 Percent of total loans 0.6 % General Office Portfolio Metrics % of total loans 1.8% % of CRE loans 11.2 % Average loan amount $2 MM NCO ratio (YTD) 3.77 % Delinquencies/Loans 12.61 % NPLs/Loans 13.61 % Criticized loans/Loans 23.95 % ALLL ratio (1) 4.89%

36 SVB Investor Dependent Portfolio (as of September 30, 2024) Portfolio Metrics Early Stage Growth Stage Loan balance $1.1 B $2.4 B % of Innovation loans 8.9% 19.1% % of ID loans 31.7% 68.3 % Avg. loan size $283 K $3.7 MM Median loan size $31 K $750 K NCO ratio (YTD) 8.74% 1.32 % NPLs/Loans 4.96% 1.46 % Criticized loans/Loans 25.83% 13.71 % ALLL ratio 8.44% 4.32 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. Historically, SVB’s highest risk portfolio which experienced an average ~6% NCO ratio over 2008-2010. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets negatively impacts borrowers’ ability to raise funds and execute exit strategy. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. • SVB credit leadership team remains intact with an average tenure at SVB of ~25 years. 58% 13% 11% 10% 8% Software Life Science - Products Hardware Life Science - Services Energy & Resource Innovation Please do not review - data is not available. To be provided in subsequent draft. Craig - Changed NCO ratio to YTD instead of QTD similar to previous slide per feedback from Robert Hawley and Andy Giangrave

37 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX September 30, 2024 June 30, 2024 September 30, 2023 Liquid assets: Available cash $ 24,705 $ 24,480 $ 35,896 High quality liquid securities 33,654 32,427 21,123 Total liquid assets (a) $ 58,359 $ 56,907 $ 57,019 Contingent liquidity: FDIC credit facility (1) $ 8,126 $ 11,335 $ 19,409 FHLB facility 15,795 14,684 13,525 FRB facility 5,621 5,526 4,989 Line of credit 100 100 100 Total contingent sources (b) $ 29,642 $ 31,645 $ 38,023 Total liquidity (a + b) $ 88,001 $ 88,552 $ 95,042 Total uninsured deposits (c) $ 58,592 $ 57,148 $ 55,774 Coverage ratio of liquidity to uninsured deposits (a + b) / c 150% 155% 170 % Coverage ratio of liquidity to uninsured deposits (FDIC max) (a + b) / c (2) 256% 258% 261 % SEC MD&A Liquidity Risk (1) The FDIC credit facility shown for 3Q24, 2Q24 and 3Q23 includes immediately available capacity and is based on the amount of collateral currently pledged at quarter end for each respective period. (2) The FDIC credit facility has a maximum capacity of $70 billion which may be used for liquidity coverage ratios. The maximum is the amount of contingent liquidity available should additional collateral be pledged to secure the facility.

38 (1) 3Q24 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 11,817 31% 4.33% 0.9 Government agency 85 — 5.01 0.3 Commercial mortgage-backed securities 2,778 7 4.24 2.3 Residential mortgage-backed securities 13,016 34 4.14 3.4 Corporate bonds 477 1 6.47 0.9 Municipal bonds 17 — 8.14 0.1 Total AFS portfolio $ 28,190 73% 4.27% 2.2 HTM portfolio U.S. Treasury $ 482 1% 1.38% 2.6 Government agency 1,512 4 1.53 2.9 Commercial mortgage-backed securities 3,429 9 2.38 3.2 Residential mortgage-backed securities 4,667 12 2.44 6.0 Other investments 301 1 1.56 4.3 Total HTM portfolio $ 10,391 27% 2.21% 4.5 Grand total $ 38,581 100% 3.71% 2.8 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

39 Change vs. 3Q24 2Q24 3Q23 2Q24 3Q23 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 137,602 $ 2,430 7.03% $ 135,965 $ 2,422 7.15% $ 131,653 $ 2,426 7.30% $ 1,637 $ 8 (0.12) % $ 5,949 $ 4 (0.27) % Investment securities 38,189 354 3.70 36,445 327 3.60 24,388 177 2.90 1,744 27 0.10 13,801 177 0.80 Securities purchased under agreements to resell 241 4 5.34 236 3 5.37 223 3 5.28 5 1 (0.03) 18 1 0.06 Interest-earning deposits at banks 26,167 350 5.33 28,059 378 5.42 37,456 504 5.34 (1,892) (28) (0.09) (11,289) (154) (0.01) Total interest-earning assets (1) $ 202,199 $ 3,138 6.18% $ 200,705 $ 3,130 6.26% $ 193,720 $ 3,110 6.37% $ 1,494 $ 8 -0.08% $ 8,479 $ 28 -0.19 % Interest-bearing deposits $ 112,446 $ 1,004 3.55% $ 110,902 $ 975 3.54% $ 100,958 $ 769 3.02% $ 1,544 $ 29 0.01% $ 11,488 $ 235 0.53 % Securities sold under customer repurchase agreements 384 — 0.55 380 — 0.46 454 — 0.35 4 — 0.09 (70) — 0.20 Other short-term borrowings — — — — — — — — — — — — — — — Long-term borrowings 37,064 338 3.64 37,100 334 3.60 37,699 351 3.72 (36) 4 0.04 (635) (13) (0.08) Total borrowings $ 37,448 $ 338 3.61% $ 37,480 $ 334 3.56% $ 38,153 $ 351 3.68% $ (32) $ 4 0.05% $ (705) $ (13) (0.07) % Total interest-bearing liabilities $ 149,894 $ 1,342 3.57% $ 148,382 $ 1,309 3.54% $ 139,111 $ 1,120 3.20% $ 1,512 $ 33 0.03% $ 10,783 $ 222 0.37 % Net interest income $ 1,796 $ 1,821 $ 1,990 $ (25) $ (194) Net interest spread (1) 2.61% 2.72% 3.17% (0.11) % (0.56) % Net interest margin (1) 3.53% 3.64% 4.07% (0.11) % (0.54) % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) YTD not disclosed Q1 (1) The balance and rate presented is calculated net of average credit balances and deposits of factoring clients. Note: Certain items above do not precisely recalculate as presented due to rounding.

40 Highlights • The Commercial Bank segment achieved strong loan growth during the quarter, 7.1% annualized over the linked quarter, largely driven by strong origination volume in our Industry Verticals, including Tech Media and Telecom and Healthcare. • Factoring volume totaled $6.1 billion, an increase of 15.8% from the linked quarter due to seasonal trends, but a decrease of 6.6% from the prior year quarter as clients are being conservative with inventory levels as consumer spend on discretionary goods continues to lag spend on travel and services. • Segment revenue decreased $3 million compared to the linked quarter. Increase (decrease) 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Income Statement 3Q24 2Q24 3Q23 $ % $ % Net interest income $ 274 $ 279 $ 249 $ (5) (2.0) % $ 25 10.1 % Noninterest income 133 131 139 2 1.6 (6) (4.3) Net revenue 407 410 388 (3) (0.7) 19 4.9 Noninterest expense 227 221 205 6 2.5 22 10.6 Pre-provision net revenue (1) 180 189 183 (9) (4.8) (3) (1.6) Provision for credit losses 29 22 132 7 29.2 (103) (78.1) Income before income taxes 151 167 51 (16) (9.3) 100 195.3 Income tax expense 41 44 14 (3) (6.8) 27 199.1 Net income $ 110 $ 123 $ 37 $ (13) (10.2) % $ 73 193.8 % Period end Balance Sheet (2) Loans and leases $ 32,689 $ 32,116 $ 30,220 $ 573 7.1% $ 2,469 8.2 % Deposits 2,754 2,958 3,370 (204) (27.5) (616) (18.3) Other Key Metrics Factoring volume $ 6,094 $ 5,261 $ 6,528 $ 833 15.8% $ (434) (6.6) % Commercial Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

41 General Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Increase (decrease) 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Income Statement 3Q24 2Q24 3Q23 $ % $ % Net interest income $ 768 $ 738 $ 681 $ 30 4.1% $ 87 12.9 % Noninterest income 149 152 135 (3) (2.2) 14 9.3 Net revenue 917 890 816 27 3.0 101 12.4 Noninterest expense 517 497 482 20 4.2 35 7.4 Pre-provision net revenue (1) 400 393 334 7 1.8 66 19.8 Provision for credit losses 38 55 24 (17) (30.9) 14 56.7 Income before income taxes 362 338 310 24 6.8 52 16.4 Income tax expense 99 93 85 6 6.4 14 15.0 Net income $ 263 $ 245 $ 225 $ 18 7.0% $ 38 17.0 % Period end Balance Sheet (2) Loans and leases $ 66,092 $ 65,195 $ 61,035 $ 897 5.5% $ 5,057 8.3 % Deposits 72,169 71,479 69,108 690 3.8 3,061 4.4 Other Key Metrics Number of branches 540 542 555 (2) (0.4) % (15) (2.7) % Wealth management assets under management ($B) $ 53.5 $ 51.8 $ 47.5 $ 1.7 3.3 $ 6.0 12.6 Card volume 4,362 4,449 4,312 (87) (2.0) 50 1.2 Merchant volume 1,770 1,810 1,725 (40) (2.2) 45 2.6 Highlights • The General Bank segment achieved strong loan growth during the quarter, 5.5% annualized over the linked quarter, driven primarily by business and commercial loan production in the Branch Network, along with strong production in Wealth. • Deposits increased $690 million compared to the linked quarter driven by growth in the Branch Network. • Segment revenue increased $27 million compared to the linked quarter as net interest income increased $30 million reflecting balance sheet growth, and noninterest income decreased by $3 million. Noninterest expense increased $20 million. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

42 Increase (decrease) 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Income Statement 3Q24 2Q24 3Q23 $ % $ % Net interest income $ 583 $ 577 $ 537 $ 6 1.2% $ 46 8.6 % Noninterest income 139 139 141 — — (2) (0.6) Net revenue 722 716 678 6 0.8 44 6.5 Noninterest expense 393 387 413 6 1.7 (20) (4.6) Pre-provision net revenue (1) 329 329 265 — — 64 24.2 Provision for credit losses 50 18 39 32 195.1 11 30.0 Income before income taxes 279 311 226 (32) (10.3) 53 23.3 Income tax expense 75 85 61 (10) (11.3) 14 22.3 Net income $ 204 $ 226 $ 165 $ (22) (9.9) % $ 39 0.4 % Period end Balance Sheet (2) Loans and leases $ 39,852 $ 41,968 $ 41,906 $ (2,116) (20.1) % $ (2,054) (4.9) % Deposits 35,945 35,891 36,236 54 0.6 (291) (0.8) Other Key Metrics Off balance sheet client funds $ 57,860 $ 59,255 $ 59,840 $ (1,395) (2.4) % $ (1,980) (3.3) % Card volume 1,138 1,191 1,380 (53.0) (4.5) (242) (17.5) % Merchant volume 1,954 1,767 1,536 187 10.6 418 27.2 % SVB Commercial Segment ($ in millions) Note – SVB Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Highlights • SVB Commercial segment loans decreased $2.1 billion driven by declines in Global Fund Banking as repayment levels outpaced loan origination and draw activity on lines of credit. • Deposit balances were relatively stable compared to the linked quarter, while off balance sheet client funds declined by $1.4 billion. The decrease in total client funds reflects slower VC investment activity and continued client cash burn. • Segment revenue increased $6 million driven by higher net interest income from higher average loan balances, partially offset by higher interest expense from a shift to interest-bearing deposits. Noninterest income was flat compared to the linked quarter. Noninterest expense increased $6 million. • Provision for credit losses increased by $32 million from the linked quarter, driven by higher specific reserves in our investor dependent portfolios. Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

43 Rail Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter operating lease equipment growth percentage is annualized using end of period balances. (3) Railcars and locomotives number is rounded. Highlights • The fleet is effectively fully utilized, with a utilization rate of 98.1%. • Favorable renewal repricing trends continued, up 30% over the expiring rate for the quarter, with gains in both freight cars (+31%) and tank cars (+29%). • Adjusted rental income on operating lease equipment increased $4 million from the linked quarter, driven by fleet growth during the quarter. • Short-term outlook continues to be positive for maintaining strong utilization and repricing. Further improvement in conditions could be limited if velocity improves and/or economic softness seeps into the rail commodity markets. • The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle. Increase (decrease) 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Income Statement 3Q24 2Q24 3Q23 $ % $ % Rental income on operating leases $ 205 $ 201 $ 190 $ 4 1.6% $ 15 7.9 % Less: depreciation on operating lease equipment 52 51 49 1 2.5 3 6.4 Less: maintenance and other operating lease expenses 59 60 51 (1) (1.9) 8 16.0 Adjusted rental income on operating lease equipment (1) 94 90 90 4 3.5 4 4.1 Interest expense, net 48 45 40 3 4.4 8 19.4 Noninterest income 2 2 4 — — (2) (46.2) Noninterest expense 19 18 16 1 0.5 3 14.3 Income before income taxes 29 29 38 — — (9) (21.6) Income tax expense 8 8 10 — — (2) (24.4) Net income $ 21 $ 21 $ 28 $ — — % $ (7) (20.6) % Period end Balance Sheet (2) Operating lease equipment, net $ 8,419 $ 8,178 $ 7,922 $ 241 11.7% $ 497 6.3 % Other Key Metrics Railcars and locomotives (3) 125,600 123,200 122,500 2,400 1.9% 3,100 2.5 % Utilization 98.1% 98.8% 98.7 % nm (0.7) nm (0.6) Renewal rate to previous rate 130% 122% 138 % nm 8.0 nm (8.0) Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft.

44 Highlights • Net interest income decreased $53 million compared to the linked quarter driven primarily by lower purchase accounting accretion and lower interest income from overnight investments, partially offset by increased interest income from higher investment securities. • Noninterest expense increased $37 million driven primarily by net staff additions, temporary labor and professional fees, associated with technology projects and continued build out of LFI regulatory capabilities. • Direct Bank deposits were relatively flat compared to the linked quarter. Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter investment securities and Direct Bank deposit growth percentages are annualized using end of period balances. Increase (decrease) 3Q24 vs. 2Q24 3Q24 vs. 3Q23 Income Statement 3Q24 2Q24 3Q23 $ % $ % Net interest income $ 219 $ 272 $ 563 $ (53) (19.6) % $ (344) (61.2) % Noninterest income 22 14 6 8 50.5 16 314.6 Net revenue 241 286 569 (45) (15.7) (328) (57.6) Noninterest expense 189 152 200 37 23.9 (11) (5.7) Pre-provision net revenue (1) 52 134 369 (82) (61.2) (317) (85.9) Provision (benefit) for credit losses — — (3) — — 3 100.1 Income before income taxes 52 134 372 (82) (61.5) (320) (86.1) Income tax expense (benefit) 11 42 75 (31) (74.4) (64) (85.2) Net income $ 41 $ 92 $ 297 $ (51) (55.5) % $ (256) (86.3) % Period end Balance Sheet (2) Investment securities $ 38,663 $ 37,666 $ 26,818 $ 997 10.5% $ 11,845 44.2 % Direct Bank deposits 39,504 39,669 35,647 (165) (1.7) 3,857 10.8 Please do not review - data is update based on latest rounded financials but has not yet been validated and data and commentary will be updated in subsequent draft Please do not review commentary. To be provided in subsequent draft. Highlighted commentary subject to change

45 September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Loans and leases (including off balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,857) $ (2,005) $ (2,173) $ (2,378) $ (2,731) Other 4 3 5 7 78 Accretion 107 145 163 198 275 Ending balance $ (1,746) $ (1,857) $ (2,005) $ (2,173) $ (2,378) Core deposits and other intangibles Beginning balance $ 280 $ 295 $ 312 $ 329 $ 347 Amortization (16) (15) (17) (17) (18) Ending balance $ 264 $ 280 $ 295 $ 312 $ 329 Deposits (2) Beginning balance - unamortized fair value mark $ (4) $ (7) $ (11) $ (16) $ (22) Amortization 2 3 4 5 6 Ending balance $ (2) $ (4) $ (7) $ (11) $ (16) Borrowings (2) Beginning balance - unamortized fair value mark $ 143 $ 151 $ 161 $ 169 $ 181 Amortization (8) (8) (8) (8) (12) Other — — (2) — — Ending balance $ 135 $ 143 $ 151 $ 161 $ 169 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

47 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (158) $ (158) $ (146) Realized gain on sale of investment securities available for sale, net (4) — 12 Fair value adjustment on marketable equity securities, net (9) 2 1 Gain on sale of leasing equipment, net (5) (4) (10) Gain on acquisition — — (12) Gain on extinguishment of debt — — — Other noninterest income(3) — — 8 Impact on adjusted noninterest income $ (176) $ (160) $ (147) Depreciation on operating lease equipment (2) $ (99) $ (98) $ (95) Maintenance and other operating lease expenses (2) (59) (60) (51) Salaries and benefits — — — Acquisition-related expenses (46) (44) (121) Intangible asset amortization (15) (15) (17) Other noninterest expense (4) (8) 2 — Impact on adjusted noninterest expense $ (227) $ (218) $ (284) CECL Day 2 provision and reserve for unfunded commitments — (716) 3 Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ — $ 3 Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 15 10 58 Impact on adjusted net income $ 36 $ 48 $ 76 Impact on adjusted diluted EPS $ 2.45 $ 3.33 5.25 Notable Items (1) ($ in millions, except per share data) 3Q24 2Q24 1Q24 4Q23 3Q23 Rental income on operating lease equipment (2) $ (158) $ (158) $ (141) $ (155) $ (146) Realized (gain) loss on sale of investment securities, net (4) — — — 12 Fair value adjustment on marketable equity securities, net (9) 2 4 (9) 1 Gain (loss) on sale of leasing equipment, net (5) (4) (10) (2) (10) Gain on acquisition, net of tax — — — 83 (12) Loss on extinguishment of debt — — 2 — — Other noninterest income (3) — — (4) (5) 8 Impact of notable items on adjusted noninterest income $ (176) $ (160) $ (149) $ (88) $ (147) Depreciation on operating lease equipment (2) $ (99) $ (98) $ (96) $ (96) $ (95) Maintenance and other operating lease expenses (2) (59) (60) (45) (59) (51) Professional fees (4) — (1) (3) (5) — FDIC insurance special assessment — (2) (9) (64) — Acquisition-related expenses (46) (44) (58) (116) (121) Intangible asset amortization (15) (15) (17) (17) (17) Other noninterest expense (5) (8) 2 6 — — Impact of notable items on adjusted noninterest expense $ (227) $ (218) $ (222) $ (357) $ (284) Benefit for credit losses on investment securities AFS — — — — 3 Impact of notable items on adjusted provision for credit losses $ — $ — $ — $ — $ 3 Impact of notable items on adjusted pre-tax income $ 51 $ 58 $ 73 $ 269 $ 134 Income tax impact (6) 15 10 20 90 58 Impact of notable items on adjusted net income $ 36 $ 48 $ 53 $ 179 $ 76 Impact of notable items on adjusted diluted EPS $ 2.45 $ 3.33 $ 3.66 $ 12.25 $ 5.25 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non- GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares’ performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (3) Other noninterest income includes a gain on litigation settlement in 1Q24, a gain on sale of insurance accounts in 4Q23, and a SVB Acquisition accounting adjustment related to FX translation in 3Q23. (4) Professional fees include expenses related to integration activities. (5) Other noninterest expense consists of a technology fee in 3Q24 and litigation reserve releases in 2Q24 and 1Q24. (6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

48

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			3Q24	2Q24	3Q23
Net income and EPS					
Net income (GAAP)	a	$	639	707	752
Preferred stock dividends			15	16	15
Net income available to common stockholders (GAAP)	b		624	691	737
Total notable items, after income tax	c		36	48	76
Adjusted net income (non-GAAP)	d = (a+c)		675	755	828
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	660	739	813
Weighted average common shares outstanding					
Basic	f		14,375,974	14,534,499	14,528,310
Diluted	g		14,375,974	14,534,499	14,539,133
EPS (GAAP)					
Basic	b/f	$	43.42	47.54	50.71
Diluted	b/g		43.42	47.54	50.67
Adjusted EPS (non-GAAP)					
Basic	e/f	$	45.87	50.87	55.96
Diluted	e/g		45.87	50.87	55.92
Noninterest income and expense					
Noninterest income (GAAP)	h	$	650	639	615
Impact of notable items, before income tax			(176)	(160)	(147)
Adjusted noninterest income (non-GAAP)	i	$	474	479	468
Noninterest expense (GAAP)	j	$	1,456	1,386	1,416
Impact of notable items, before income tax			(227)	(218)	(284)
Adjusted noninterest expense (non-GAAP)	k	$	1,229	1,168	1,132
Provision for credit losses		$	117	95	192
Less: provision (benefit) for credit losses on investment securities available for sale			—	—	(3)
Adjusted provision for credit losses (non-GAAP)		$	117	95	195

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q24 2Q24 3Q23 PPNR Net income (GAAP) a $ 639 707 752 Plus: provision for credit losses 117 95 192 Plus: income tax expense 234 272 245 PPNR (non-GAAP) l $ 990 1,074 1,189 Impact of notable items (1) 51 58 137 Adjusted PPNR (non-GAAP) m $ 1,041 1,132 1,326 ROA Net income (GAAP) a $ 639 707 752 Annualized net income n = a annualized 2,544 2,842 2,983 Adjusted net income (non-GAAP) d 675 755 828 Annualized adjusted net income p = d annualized 2,684 3,036 3,286 Average assets o 220,466 218,891 211,994 ROA n/o 1.15% 1.30% 1.41 % Adjusted ROA (non-GAAP) p/o 1.22 1.39 1.55 PPNR ROA PPNR (non-GAAP) l $ 990 1,074 1,189 Annualized PPNR q = l annualized 3,942 4,316 4,717 Adjusted PPNR (non-GAAP) m 1,041 1,132 1,326 Annualized adjusted PPNR r = m annualized 4,141 4,552 5,261 PPNR ROA (non-GAAP) q/o 1.79% 1.97% 2.23 % Adjusted PPNR ROA (non-GAAP) r/o 1.88 2.08 2.48 (1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above. Note: Certain items above do not precisely recalculate as presented due to rounding.

50

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			3Q24	2Q24	3Q23
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,483	2,779	2,923
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,623	2,974	3,225
Average stockholders' equity (GAAP)		$	22,851	22,052	20,116
Less: average preferred stock			881	881	881
Average common stockholders' equity	u	$	21,970	21,171	19,235
Less: average goodwill			346	346	346
Less: average other intangible assets			275	288	338
Average tangible common equity (non-GAAP)	v	$	21,349	20,537	18,551
ROE	s/u		11.30 %	13.13 %	15.20 %
Adjusted ROE (non-GAAP)	t/u		11.94	14.05	16.77
ROTCE (non-GAAP)	s/v		11.63	13.53	15.76
Adjusted ROTCE (non-GAAP)	t/v		12.29	14.48	17.39
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	22,828	22,487	20,389
Less: preferred stock			881	881	881
Common equity	x	$	21,947	21,606	19,508
Less: goodwill			346	346	346
Less: other intangible assets			265	280	329
Tangible common equity (non-GAAP)	y	$	21,336	20,980	18,833
Total assets (GAAP)	z		220,567	219,827	213,765
Tangible assets (non-GAAP)	aa		219,956	219,201	213,090
Total equity to total assets (GAAP)	w/z		10.35 %	10.23 %	9.54 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.70	9.57	8.84

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

51

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			3Q24	2Q24	3Q23
Book value and tangible book value per common share					
Common shares outstanding at period end	bb		14,179,208	14,529,735	14,520,103
Book value per share	x/bb	$	1,547.81	1,487.00	1,343.52
Tangible book value per common share (non-GAAP)	y/bb		1,504.75	1,443.92	1,297.00
Efficiency ratio					
Net interest income	cc	$	1,796	1,821	1,990
Efficiency ratio (GAAP)	j / (h + cc)		59.49 %	56.36 %	54.34 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		54.15	50.77	46.04
Rental income on operating lease equipment					
Rental income on operating lease equipment (GAAP)		$	262	259	248
Less: depreciation on operating lease equipment			99	98	95
Less: maintenance and other operating lease expenses			59	60	51
Adjusted rental income on operating lease equipment (non-GAAP)		$	104	101	102
Rental income on operating lease equipment: Rail segment					
Rental income on operating lease equipment		$	205	201	190
Less: depreciation on operating lease equipment			52	51	49
Less: maintenance and other operating lease expenses			59	60	51
Adjusted rental income on operating lease equipment (non-GAAP)		$	94	90	90
Income tax expense					
Income tax expense (GAAP)		$	234	272	245
Impact of notable items			15	10	58
Adjusted income tax expense (non-GAAP)		$	249	282	303

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

52 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q24 2Q24 3Q23 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 110 123 37 Plus: provision for credit losses 29 22 132 Plus: income tax expense 41 44 14 PPNR (non-GAAP) $ 180 189 183 PPNR: General Bank Segment Segment net income (GAAP) $ 263 245 225 Plus: provision for credit losses 38 55 24 Plus: income tax expense 99 93 85 PPNR (non-GAAP) $ 400 393 334 PPNR: SVB Commercial Segment Segment net income (GAAP) $ 204 226 165 Plus: provision for credit losses 50 18 39 Plus: income tax expense 75 85 61 PPNR (non-GAAP) $ 329 329 265 PPNR: Corporate Net income (GAAP) $ 41 92 297 Plus: provision for credit losses — — (3) Plus: income tax expense (benefit) 11 42 75 PPNR (non-GAAP) $ 52 134 369 Total Risk Based Capital Ratio Total risk based capital ratio (GAAP) 15.36 % Less: impact of FDIC Shared Loss Agreement 0.85 Adjusted total risk based capital ratio (non-GAAP) 14.51 % CET1 Capital Ratio CET1 capital ratio (GAAP) 13.24 % Less: impact of FDIC Shared Loss Agreement 0.73 Adjusted CET1 capital ratio (non-GAAP) 12.51 % Tier 1 Capital Ratio Tier 1 capital ratio (GAAP) 13.78 % Less: impact of FDIC Shared Loss Agreement 0.76 Adjusted Tier 1 capital ratio (non-GAAP) 13.02%

53 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q24 2Q24 1Q24 4Q23 3Q23 Net interest income & Net interest margin Net interest income (GAAP) cc $ 1,796 1,821 1,817 1,911 1,990 Loan PAA income dd 107 145 163 198 275 Other PAA (expense) income ee (6) (5) (4) (4) (6) Total PAA ff = (dd + ee) $ 101 140 159 194 269 Net interest income, excluding PAA (non-GAAP) gg = (cc - ff) $ 1,695 1,681 1,658 1,717 1,721 Annualized net interest income (GAAP) hh = cc annualized $ 7,147 7,322 7,308 7,584 7,894 Annualized net interest income, excluding PAA (non-GAAP) ii = ee annualized 6,746 6,760 6,670 6,813 6,829 Average interest-earning assets jj 202,199 200,705 198,587 196,253 193,720 NIM (GAAP) hh/jj 3.53% 3.64% 3.67% 3.86% 4.07 % NIM, excluding PAA (non-GAAP) ii/jj 3.33 3.36 3.35 3.47 3.52